EXHIBIT 4.3






                            C&F FINANCIAL CORPORATION

                 1999 REGIONAL DIRECTOR STOCK COMPENSATION PLAN




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                            C&F FINANCIAL CORPORATION
                 1999 REGIONAL DIRECTOR STOCK COMPENSATION PLAN

                                    ARTICLE I
                                   DEFINITIONS

1.01. Regional Board means the group known as the regional board of the Citizens and Commerce Bank, which is a division of the Bank, or any other regional board of the Company, the Bank (including any other division of the Bank) or any other Subsidiary approved by the Committee for participation in the Plan.

1.02. Affiliate and Associate shall have the respective meanings ascribed to such terms in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

1.03. Agreement means a written agreement (including any amendment or supplement thereto), sometimes referred to an Memorandum of Option, between the Company and a Participant specifying the terms and conditions of an Award granted to such Participant.

1.04. Award means an award of Options as provided for hereunder.

1.05. Bank means Citizens and Farmers Bank, or its successors.

1.06. Beneficial Owner shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act.

1.07. Board means the Board of Directors of the Company.

1.08. Change in Control shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

                  (i) any Person (other than the Company, any Subsidiary, a trustee or other fiduciary holding securities under any employee benefit plan of the Company, or its Subsidiaries), who or which, together with all Affiliates and Associates of such Person, is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities; or

                  (ii) if, at any time after the Effective Date, the composition of the Board shall change such that a majority of the Board shall no longer consist of Continuing Directors; or

                  (iii) if at any time, (1) the Company shall consolidate with, or merge with, any other Person and the Company shall not be the continuing or surviving corporation, (2) any Person shall consolidate with or merge with the Company, and the Company shall be the continuing or surviving corporation and, in connection therewith, all or part of the outstanding Common Stock shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, (3) the Company shall be a party to a statutory share exchange with any other Person after which the Company is a subsidiary of any other Person, or (4) the Company shall sell or otherwise transfer 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any Person or Persons.

1.09. Code means the Internal Revenue Code of 1986, as amended.

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1.10. Common Stock means the common stock of the Company.

1.11. Company means C&F Financial Corporation, or its successors.

1.12. Continuing Director means an individual who was a member of the Board on the Effective Date or whose subsequent nomination for election or re-election to the Board was recommended or approved by the affirmative vote of two-thirds of the Continuing Directors then in office.

1.13. Date of Grant means each date as of which an Award is made under the Plan.

1.14. Fair Market Value means the closing price (or, if there are no trades on the Date of Grant, then the next preceding date upon which a closing price is available) of the Common Stock as reported on NASDAQ (or other applicable listing service or exchange used by the Company) on the Option's Date of Grant, or if in the judgment of the Committee there is insufficient recent trading activity to warrant determination of the Fair Market Value solely on the basis of such closing prices on the listing service or exchange, then the Fair Market Value shall be determined as of the Date of Grant in good faith by the Committee.

1.15. Option means a stock option granted pursuant to Article IV, and that entitles the holder to purchase from the Company a stated number of shares of Common Stock at the shares' Fair Market Value.

1.16. Participant means a member of the Regional Board who is not an employee of, or member of the Board of Directors of, the Company, the Bank or any other Subsidiary on the applicable Date of Grant; provided, persons serving on more than one regional board shall be entitled to participate only as to one Award under the Plan per year.

1.17. Person shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d).

1.18. Plan means the C&F Financial Corporation 1999 Regional Director Stock Compensation Plan.

1.19. Subsidiary shall mean a corporation at least 50% of the total combined voting power of all classes of stock of which is owned by the Company, either directly or through one or more of its Subsidiaries.


                                   ARTICLE II
                                     PURPOSE

         The Plan is intended to promote a greater identity of interest between Participants and the Company's shareholders by increasing the Participants' proprietary interest in the Company through the receipt of Awards in the form of Options.

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                                   ARTICLE III
                                 ADMINISTRATION

         The Plan shall be administered by a Stock Option Committee consisting of one or more persons appointed by the Board who are members of the Board (the "Committee"), and such employees as the Committee shall appropriately designate, who shall have complete authority to interpret all provisions of this Plan; to prescribe the form of Agreements; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of this Plan. Any decision made, or action taken, by the Committee in connection with the administration of this Plan shall be final and conclusive. All expenses of administering this Plan shall be borne by the Company.


                                   ARTICLE IV
                                GRANT OF OPTIONS

4.01. Initial Awards. At the first meeting of the Committee after the Effective Date, Options for 1,000 shares of Stock shall be granted to persons then serving on the Regional Board.

4.02. Discretionary Awards. Subject to the terms and provisions of the Plan, Options may be granted at any time and from time to time as shall be determined by the Committee. The Committee shall have complete discretion in determining the number of Shares subject to Options granted to each Participant.


                                    ARTICLE V
                            STOCK SUBJECT TO OPTIONS

         Upon the exercise of any Option, the Company may deliver to the Participant (or the Participant's broker if the Participant so directs) authorized but unissued Common Stock. The maximum aggregate number of shares of Common Stock that may be issued pursuant to the exercise of Options under this Plan is 25,000, subject to adjustment as provided in Article IX. If an Option is terminated, in whole or in part, for any reason other than its exercise, the number of shares of Common Stock allocated to the Option or portion thereof may be reallocated to other Options to be granted under this Plan.


                                   ARTICLE VI
                                  OPTION PRICE

         The price per share for Common Stock purchased on the exercise of an Option shall be the share's Fair Market Value.

                                   ARTICLE VII
                               EXERCISE OF OPTIONS

7.01. Maximum Option Period. No Option shall be exercisable after the expiration of ten years from its Date of Grant.

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7.02. Nontransferability. Options granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. During the lifetime of the Participant to whom the Option is granted, the Option may be exercised only by the Participant. No right or interest of a Participant in any Option shall be liable for, or subject to, any lien, obligation, or liability of such Participant.


                                  ARTICLE VIII
                          METHOD OF EXERCISE OF OPTIONS

8.01. Exercisability of Options. Subject to the provisions of Section 8.04 and Articles VII and X hereof, one-third of each Option shall become exercisable on the first anniversary of its Date of Grant, the second one-third of each Option shall become exercisable on the second anniversary of its Date of Grant, and the final one-third of each Option shall become exercisable on the third anniversary of its Date of Grant. However, an Option granted to a Participant shall be immediately exercisable in full if the Participant's membership on the Regional Board terminates as a result of the Participant's retirement in accordance with the Regional Board's or the Company's, the Bank's or any other Subsidiary's applicable policy, death or permanent and total disability (as such term is defined in Section 22(e)(3) of the Code) or upon the occurrence of a Change in Control. An Option shall be forfeited if, as of the termination of the Participant's membership on the Regional Board, the Option is not then exercisable and such termination occurs for any reason other than the Participant's retirement in accordance with the Regional Board's or the Company's, the Bank's or any other Subsidiary's applicable policy, death or disability (as defined above) or the occurrence of a Change in Control. For purposes of determining exercisability and forfeiture, promotion to service on the board of directors of the Company, the Bank or another Subsidiary of the Company will be considered continuing service as an Regional Director. Options that are exercisable or that become exercisable upon the Participant's termination of membership on the Regional Board will remain exercisable until the tenth anniversary of the Option's Date of Grant. An Option may be exercised with respect to any number of whole shares less than the full number for which the Option could be exercised. A partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with this Plan and the applicable Agreement with respect to the shares remaining subject to the Option.

8.02. Payment. Unless otherwise provided by the Agreement, payment of the Option price shall be made in cash or a cash equivalent acceptable to the Committee. In addition, to the extent provided in the Agreement or otherwise permitted by the Committee, all or part of the Option price may be paid by surrendering shares of Common Stock to the Company. If Common Stock is used to pay all or part of the Option price, the shares surrendered must have a fair market value that is not less than such price or part thereof. For purposes of this paragraph 8.02 only, the fair market value of the surrendered shares shall be based on the closing price on the most recent date immediately prior to the date of exercise (or, if there are no trades on such date, then the next preceding date upon which a closing price is available) of the Common Stock as reported on NASDAQ (or other applicable listing service or exchange used by the Company).

8.03. Shareholder Rights. No Participant shall have any rights as a shareholder with respect to shares subject to his Option until the date of exercise of such Option.

8.04. Change in Control. In the event of a Change in Control of the Company, the Committee, as constituted before such Change in Control, in its sole discretion may, as to any outstanding Award, either at the time the Award is made or any time thereafter, take any one or more of the following actions: (i) provide for the acceleration of any time periods relating to the exercise or realization of any such Award

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so that such Award may be exercised or realized in full on or before a date initially fixed; (ii) provide for the purchase or settlement of any such Award by the Company, upon a Participant's request, for an amount of cash equal to the amount which could have been obtained upon the exercise of such Award or realization of such Participant's rights had such Award been currently exercisable or payable; (iii) make such adjustment to any such Award then outstanding as the Committee deems appropriate to reflect such Change in Control; or (iv) cause any such Award then outstanding to be assumed, or new rights substituted therefor, by the acquiring or surviving corporation in such Change in Control.


                                   ARTICLE IX
                     ADJUSTMENT UPON CHANGE IN COMMON STOCK

         The maximum number of shares to which Awards may be granted under this Plan shall be proportionately adjusted, and the terms of outstanding Awards shall be adjusted, as the Committee shall determine to be equitably required in the event that the Company (a) effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or (b) engages in a transaction to which Section 424(a) of the Code applies. Any determination made under this Article IX by the Committee shall be final and conclusive.

         The issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares of obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, outstanding Awards.


                                    ARTICLE X
              COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES

         No Option shall be exercisable, no Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered, and no payment shall be made under this Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements), and applicable requirements of any exchange or other market having authority over the trading of the Company's shares.


                                   ARTICLE XI
                               GENERAL PROVISIONS

11.01. Effect on Service. Neither the adoption of this Plan, its operation, documents describing or referring to this Plan (or any part thereof) shall confer on any Participant any right to continue service as a member of the Regional Board.

11.02. Unfunded Plan. The Plan, insofar as it provides for grants, shall be unfunded and the Company shall not be required to segregate any assets that may be represented at any time by grants under this Plan. Any liability of the Company to any person with respect to any grant under this Plan shall be based solely upon any contractual obligations that are created pursuant to this Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

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11.03. Rules of Construction. Headings are given to the articles and sections of the Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or provision of law shall be construed to refer to any amendment to or successor of such provision of law.


                                   ARTICLE XII
                                    AMENDMENT

         The Board may amend this Plan from time to time; provided that, if the Board determines that shareholder approval is required and the Plan is submitted for such approval and adopted, then no subsequent amendment may become effective until shareholder approval is obtained if the amendment (i) materially increases the aggregate number of shares of Common Stock that may be issued under the Plan, except in accordance with the provisions of Article IX, (ii) materially changes the class of individuals eligible to become Participants or (iii) materially increases the benefits that may accrue to Participants under the Plan, and provided further that the Board may not amend the Plan more than once in any six month period unless such amendment is required to comply with the Code. No amendment shall, without a Participant's consent, adversely affect any rights of such Participant under any Option outstanding at the time such amendment is made.


                                  ARTICLE XIII
                                   TERMINATION

         The Board may terminate this Plan at any time. This Plan will terminate automatically, without any action of the Board, if, on any Date of Grant, there are insufficient shares available for the grant of Awards in accordance with the terms of the Plan. The termination of this Plan shall not affect any rights of a Participant under any Option outstanding at the time of such termination.


                                   ARTICLE XIV
                                DURATION OF PLAN

         No Award may be granted under this Plan after ten years from the Effective Date of the Plan. Options granted on or before such date shall remain valid in accordance with their terms.


                                   ARTICLE XV
                             EFFECTIVE DATE OF PLAN

         This Plan was approved by the Board of Directors of the Company on October 19, 1999. The Effective Date of the Plan shall be October 19, 1999 and no Awards may be granted prior to the Effective Date.


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